CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 24, 2012 relating to the financial statements and financial highlights that appear in the December 31, 2011 annual reports to shareholders of Invesco Balanced-Risk Retirement 2020 Fund, Invesco Balanced-Risk Retirement 2030 Fund, Invesco Balanced-Risk Retirement 2040 Fund, Invesco Balanced-Risk Retirement 2050 Fund, Invesco Balanced-Risk Retirement Now Fund, Invesco Conservative Allocation Fund (formerly known as Invesco Moderately Conservative Allocation Fund), Invesco Convertible Securities Fund, Invesco Global Quantitative Core Fund (formerly known as Invesco Global Equity Fund), Invesco Growth Allocation Fund, Invesco Income Allocation Fund, Invesco International Allocation Fund, Invesco Mid Cap Core Equity Fund, Invesco Moderate Allocation Fund, Invesco Small Cap Growth Fund, Invesco Van Kampen Leaders Fund and Invesco Van Kampen U.S. Mortgage Fund, sixteen funds within the AIM Growth Series (Invesco Growth Series), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights,” and “Other Service Providers” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
April 25, 2012